                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-64353, 333-04417, 333-28113, 333-28115, 333-28117, 333-28119, 333-28121 and 333-
89957 on Form S-8; Registration Statement Nos. 333-44935 and 333-47199 on Form S-4; and Registration Statement Nos. 333-55909, 333-49615, 333-45841, 333-00913,
333-23581 and 333-31465 on Form S-3 of Fiserv, Inc. of our reports dated January 28, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 25, 2000

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